UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 9, 2010
Date of Report (Date of earliest event reported)

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Suite A1001-1002, Tower 16, Hengmao Int’l Center Nanchang City, Jiangxi Province, China		330003
(Address of principal executive offices)		(Zip Code)

86-791-6669093
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02               Results of Operations and Financial Condition.

On November 9, 2010, AgFeed Industries, Inc. (the “Company”) issued a press release announcing its financial results for the period ended September 30, 2010.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.01               Changes in Registrant’s Certifying Accountant.

On November 9, 2010, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company decided to change its independent registered public accounting firm and, accordingly, dismissed Goldman Kurland and Mohidin LLP (“GKM”).  Also, effective November 9, 2010, the Audit Committee approved the engagement of McGladrey & Pullen, LLP (“McGladrey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, subject to McGladrey’s completion of its client acceptance process.  On November 11, 2010, McGladrey informed the Company that they had completed this process.

During the fiscal years ended December 31, 2009 and December 31, 2008, and the subsequent interim period through the date of the filing of this Current Report on Form 8-K, the Company had (i) no disagreements with GKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to GKM’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

GKM’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2009 and December 31, 2008 do not contain any adverse opinion or disclaimer of opinion, nor are qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2009 and December 31, 2008, and the subsequent interim period through the date of the filing of this Current Report on Form 8-K, neither the Company nor anyone on its behalf has consulted with McGladrey regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided GKM a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing with the Securities and Exchange Commission (the “SEC”) and requested that GKM furnish the Company with a letter addressed to the SEC stating whether or not GKM agrees with the above statements.  A copy of such letter, dated November 12, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

On November 9, 2010, Edward Pazdro, 53, was appointed Acting Chief Financial Officer of the Company, succeeding Selina Jin as the Company’s principal financial and accounting officer.  Ms. Jin remains with the Company with duties and responsibilities to be determined.  Mr. Pazdro has served as the chief financial officer of AgFeed International Protein Technology Corp., a joint venture of the Company focusing on enhancing hog production systems for Chinese and other Pan Asian clients, the hog division of the Company since July 2009.  He has been the chief financial officer of AgFeed Animal Nutrition Holdings, Inc., a wholly-owned subsidiary of the Company formed to operate its animal nutrition business, since August 2010.  From July 2009 to November 2004, Mr. Pazdro served as controller for PIC USA Inc., a subsidiary of Genus plc, a company providing pig breeding stock and technical support for maximizing genetic potential to global pork chain.  Mr. Pazdro is not party to any employment agreement with the Company.  He currently receives an annual base salary of $150,000 and participates in the Company’s benefit plans on the same basis as other executives of the Company.  Mr. Pazdro does not have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits:

16.1         Letter, dated November 12, 2010, of Goldman Kurland and Mohidin LLP.
99.1         Press release, dated November 9, 2010, of AgFeed Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Dated: November 12, 2010

	By:	/s/ Gerard Daignault
Gerard Daignault
Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter, dated November 12, 2010, of Goldman Kurland and Mohidin LLP
99.1	Press release, dated November 9, 2010, of AgFeed Industries, Inc.